UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 28, 2025

ORGENESIS INC.

(Exact name of registrant as specified in its charter)

Nevada	001-38416	98-0583166
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation	File Number)	Identification No.)

20271 Goldenrod Lane, Germantown, MD 20876

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (480) 659-6404

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	ORGS	*

* On October 17, 2024, the Nasdaq Stock Market (“Nasdaq”) notified Orgenesis Inc. (the “Company”) that it plans to file a notification of removal from listing (Form 25) with the Securities and Exchange Commission (the “SEC”) to delist the Company’s common stock from Nasdaq upon the completion of all applicable procedures. After the Form 25 is filed by Nasdaq, the delisting will become effective 10 days later. The deregistration of the Company’s common stock under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), will occur 90 days following the filing of the Form 25, or such shorter period as the SEC may determine. Upon deregistration of the Company’s common stock under Section 12(b) of the Exchange Act, the Company’s common stock will remain registered under Section 12(g) of the Exchange Act. The Company’s common stock began trading on the OTCQX operated by the OTC Markets Group, Inc. beginning on October 21, 2024.

Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b -2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On February 28, 2025, Orgenesis Inc. (the “Company”) entered into an Agreement (the “Asset Purchase Agreement”) with Neurocords, LLC. (“Neurocords”) for the purchase by the Company of certain intellectual property assets and all development product, deliverables and data related thereto in the field of advanced regenerative medicine therapies for spinal cord injuries (SCI) (the “Assets”). In addition, Neurocords and Company entered into mutual releases against all future claims, and terminated certain licensing and related agreements previously entered into. In addition, the Company will have a three-month option at no further cost to receive an assignment of the William Rice University Option Agreement, dated November 24, 2024.

Pursuant to the Asset Purchase Agreement, in consideration for the purchase of the Assets, the Company will issue to Neurocords or any other person or entity designated in writing by Neurocords 1,200,000 (one million and two hundred thousand) shares of common stock of Orgenesis, free and clear of any trading restrictions after the initial 6-month restricted period, or any other restrictions or third-party rights.

The Purchase Agreement contains representations, warranties, and covenants of the parties that are customary for a transaction of this type. The foregoing summary of the Purchase Agreement does not purport to be complete and is subject to and qualified in its entirety by the Asset Purchase Agreement and Assignment and Assumption Agreement attached as Exhibit 10.1 and 10.2 to this Current Report on Form 8-K, which is incorporated herein by reference.

Item 2.01 Completion of Acquisition or Disposition of Assets

As described in Item 1.01 of this Current Report on Form 8-K, on March 3 2025, the Company acquired the Assets pursuant to the Asset Purchase Agreement. The information set forth under Item 1.01 is incorporated into this Item 2.01 by reference.

Item 9.01. Financial Statements and Exhibits.

The exhibit listed in the following Exhibit Index is filed as part of this Current Report on Form 8-K.

Exhibit No.	Description
10.1	Agreement, dated as of February 28 2025, between Orgenesis Inc. and Neurocords, LLC.*

10.2	Assignment and Assumption Agreement, dated as of March 3,2025, between Orgenesis Inc. and Neurocords, LLC.*

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

* Annexes, schedules and/or exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company agrees to furnish supplementally a copy of any omitted attachment to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORGENESIS INC.

Date: March 6, 2025	By:	/s/ Victor Miller
Victor Miller
Chief Financial Officer, Treasurer and
Secretary